Exhibit 99.1

REVOCABLE PROXY

RETURN IN ENCLOSED ENVELOPE

PEOPLES BANCORP OF MT. PLEASANT, INC.

Proxy for Special Meeting

_____________, 2019

The undersigned shareholder(s) of Peoples Bancorp of Mt. Pleasant, Inc., Mount Pleasant, Ohio, an Ohio corporation (“Peoples”), does hereby nominate, constitute and appoint __________ and ___________ as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Peoples held of record by the undersigned at the close of business on ___________, 2019, at the special meeting of shareholders to be held on ____________, 2019, or any adjournment thereof.

Proposal #1. To consider and vote upon whether to adopt and approve the Agreement and Plan of Merger, dated as of June 14, 2019 (the “Merger Agreement”) by and between Consumers Bancorp, Inc., Consumers National Bank, Peoples, and The Peoples National Bank of Mount Pleasant, and approve the transactions contemplated by the Merger Agreement, specifically including the merger of Peoples with and into Consumers Bancorp, Inc. and the subsequent merger of The Peoples National Bank of Mount Pleasant with and into Consumers National Bank.

☐ For               ☐ Against              ☐ Abstain

Proposal #2. To adjourn the special meeting on one or more occasions, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or any adjournment or postponement of that meeting, to approve the Merger Agreement.

☐ For               ☐ Against              ☐ Abstain

The Board of Directors recommends a vote “FOR” both proposals.

This Proxy confers authority to vote “FOR” each matter listed above unless “AGAINST” or “ABSTAIN” is indicated. If any other business is properly presented at the meeting, this Proxy shall be voted according to the discretion of the Proxies. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. This Proxy may be revoked at any time prior to its exercise.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated                                   , 2019

INSERT STICKER WITH SHAREHOLDER INFORMATION	Signature of Shareholder Signature of Joint Shareholder, if any

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Peoples Bancorp of Mt. Pleasant, Inc., 298 Union Street, Mount Pleasant, Ohio 43939